UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: April 8, 2008

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	000-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Appointment of Principal Officers

Effective April 8, 2008, the Board of Oragenics, Inc. appointed Stanley B. Stein as President and Chief Executive Office of the Company. Mr. Stein had been interim President and CEO since February 12, 2008. Mr. Stein agreed to a one year employment contract that allows for an automatic one year renewal of which the material terms include an annual salary of $175,000, as well as medical and dental insurance and retirement compensation consistent with the Company’s benefits offered to all employees. In addition, in connection with Mr. Stein’s employment agreement, he was granted stock options to acquire 750,000 shares of common stock at an exercise price of $0.48, of which 100,000 shares are immediately exerciseable, the remaining shares are to vest upon the Company’s stock reaching designated share prices.

At the conclusion of the Company’s annual meeting held April 8, 2008, Messrs. Gury and Evens services on the board ended due to their decisions not to stand for re-election. The Board appointed director Welch to serve as Chairman to replace Mr. Gury.

At the Board of Directors meeting following the shareholder meeting, the board also appointed one new Director, Mr. Kevin H. Sills. Mr. Sills is considered an independent director and with his appointment, the Board now consists of five directors, three of which are independent directors. Mr. Sills is Vice President of Pharmaceutical Development of King Pharmaceuticals Research & Development. With more than 25 years related experience, he has primary responsibility for the company’s varied pharmaceutical R&D activities, including novel formulation of new chemical entities; clinical supplies design/production and product life cycle management. With a BS in biology and medical technology from the University of North Carolina, Mr. Sills was also a past faculty member of the Center for Professional Advancement, President of NC Pharmaceutical Discussion Group, and an active member of the Licensing Executives Society and the American Assoc of Pharmaceutical Scientists.

In connection with Mr. Sills’ appointment, Mr. Sills will be awarded 65,000 stock options at an exercise price on the close of day of his acceptance of the directorship which will vest immediately. Mr. Sills will be expected to serve on the audit and compensation committees.

Item 8.01. Other Events

At the Company’s annual meeting of shareholders, directors Stein, Hennecke and Welch were elected to serve on our board of directors and director Hillman was re-elected to our board. In addition, the shareholders approved the First Amendment to our Amended and Restated 2002 Stock Option and Incentive Plan (the “Plan”) to increase the available shares from 3,000,000 to 5,000,000 shares. A copy of this amendment is attached hereto as Exhibits 4.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2008	ORAGENICS, INC

	By:	/s/ Stanley B. Stein
Stanley B. Stein, President & CEO

Exhibit Index

Exhibit No.	Description
4.1	Amended and Restated 2002 Stock Option and Incentive Plan*

4.2	First Amendment to Amended and Restated 2002 Stock Option and Incentive Plan

*	Incorporated by Reference on Form 10-QSB/A filed on September 29, 2006.